June 2014 Preliminary Terms No 174 Registration Statement No. 333-190038 Dated June 9, 2014 Filed pursuant to Rule 433
STRUCTURED INVESTMENTS
Opportunities in International Equities
Contingent Income Auto-Callable Securities due June 16, 2017
Based on the Performance of the American Depositary Shares of Vale S.A.
Principal at Risk Securities
Contingent Income Auto-Callable Securities  offer the opportunity for investors to earn a contingent quarterly payment equal to at least 2.75% of the stated principal amount (the actual contingent quarterly payment will be determined on the pricing date) with respect to each quarterly determination date on which the closing price of the underlier is greater than or equal to 75% of the initial underlier value, which we refer to as the downside threshold level.  If the closing price of the underlier is greater than or equal to the initial underlier value on any determination date (other than the final determination date), the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus the contingent quarterly payment.  However, if on any determination date the closing price of the underlier is less than the initial underlier value, the securities will not be redeemed and if that closing price is less than the downside threshold level, investors will not receive any contingent quarterly payment for that quarterly period. If the securities are not redeemed prior to maturity, the payment at maturity due on the securities will be either (i) the stated principal amount and the contingent quarterly payment if the final underlier value is greater than or equal to the downside threshold level or (ii) a number of shares of the underlier, or at our option the cash value thereof, that will be worth significantly less than the stated principal amount of the securities and could be worth nothing if the final underlier value is less than the downside threshold level. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate, subject to automatic early redemption, in exchange for the risk of receiving few or no contingent quarterly payments over the entire term of the securities. You will not participate in any appreciation of the underlier. Investors may lose their entire initial investment in the securities. The securities are senior unsecured debt obligations of Barclays Bank PLC, and all payments on the securities are subject to the creditworthiness of Barclays Bank PLC and are not guaranteed by any third party.
SUMMARY TERMS
Issuer:	Barclays Bank PLC
Underlier:	Vale S.A. American depositary shares
Aggregate principal amount:	$
Stated principal amount:	$10 per security
Initial issue price:	$10 per security (See “Commissions and initial issue price” below)
Pricing date†:	June 13, 2014
Original issue date†:	June 18, 2014 (3 business days after the pricing date)
Maturity date†:	June 16, 2017, subject to postponement
Early redemption:
If, on any determination date other than the final determination date, the closing price of the underlier is greater than or equal to the initial underlier value, the securities will be automatically redeemed for an early redemption payment on the third business day following such determination date.  The securities will not be redeemed early if the closing price of the underlier is less than the initial underlier value on the related determination date.  No further payments will be made on the securities after they have been redeemed.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.
Contingent quarterly payment:
•     If, on any determination date, the closing price of the underlier is greater than or equal to the downside threshold level, we will pay a contingent quarterly payment of at least $0.275 (at least 2.75% of the stated principal amount) per security on the related contingent payment date. The actual contingent quarterly payment will be determined on the pricing date.
•     If, on any determination date, the closing price of the underlier is less than the downside threshold level, no contingent quarterly payment will be made with respect to that determination date.

Payment or delivery at maturity (per security):
•     If the final underlier value is greater than or equal to the downside threshold level:
(i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date
•     If the final underlier value is less than the downside threshold level:
at our option, (i) a number of shares of the underlier equal to the exchange ratio as of the final determination date (the “physical delivery amount”)*, or (ii) the cash value of such shares as of the final determination date determined as follows: the exchange ratio times the final underlier value.
Investors may lose their entire initial investment in the securities.  The securities are senior unsecured obligations of Barclays Bank PLC and any payments on the securities are subject to the creditworthiness of Barclays Bank PLC and are not, either directly or indirectly, obligations of any third party.

Downside threshold level:	$ , which is equal to 75% of the initial underlier value*
(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions(2)	Proceeds to issuer
Per security	$10	$10	$0.225	$9.775
Total	$	$	$	$
(1)
Our estimated value of the securities on the pricing date, based on our internal pricing models, is expected to be between $9.300 and $9.555 per security. The estimated value is expected to be less than the initial issue price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page 3 of this document.

(2)
Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.225 for each security they sell. See “Supplemental Plan of Distribution.”

One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the securities and hold such securities for investment for a period of at least 30 days. Accordingly, the total principal amount of the securities may include a portion that was not purchased by investors on the original issue date.  Any unsold portion held by our affiliate(s) may affect the supply of securities available for secondary trading and, therefore, could adversely affect the price of the securities in the secondary market. Circumstances may occur in which our interest or those of our affiliates could be in conflict with your interests.
Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 9 of this document and on page S-6 of the prospectus supplement. You should read this document together with the related prospectus and prospectus supplement, each of which can be accessed via the hyperlinks below before you make an investment decision.
Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Risk Factors — Credit of Issuer” in this document.

Prospectus dated July 19, 2013	Prospectus Supplement dated July 19, 2013
Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this document relates. Before you invest, you should read the prospectus dated July 19, 2013, the prospectus supplement dated July 19, 2013 and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, preliminary pricing supplement, if any, and final pricing supplement (when completed) and this document if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of each of these documents may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.

Contingent Income Auto-Callable Securities due June 16, 2017
Based on the Performance of the American Depositary Shares of Vale S.A.
Principal at Risk Securities

Terms continued from previous page:
Initial underlier value:	$ , which is the closing price of the underlier on the pricing date*
Final underlier value:	The closing price of the underlier on the final determination date*
Exchange ratio:	The stated principal amount divided by the initial underlier value (rounded to the nearest hundred thousandth)
Determination dates†:
September 15, 2014, December 15, 2014, March 13, 2015, June 15, 2015, September 14, 2015, December 14, 2015, March 14, 2016, June 13, 2016, September 13, 2016, December 13, 2016, March 13, 2017 and June 13, 2017. We also refer to June 13, 2017 as the final determination date.

Contingent payment dates†:
With respect to each determination date, the third business day after the related determination date, provided that the payment of the contingent quarterly payment, if any, with respect to the final determination date will be made on the maturity date

CUSIP / ISIN:	06742W745 / US06742W7450
Listing:	The securities will not be listed on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)

†
Expected. In the event that we make any change to the pricing date or the original issue date, the determination dates and the maturity date may be changed so that the stated term of the securities remains the same.  In addition, the maturity date, contingent payment dates and determination dates are subject to postponement.  See “Additional Information about the Securities—Additional provisions—Postponement of maturity date and contingent payment dates,” “Additional Information about the Securities—Additional provisions—Postponement of determination dates” and “Additional Information about the Securities—Additional provisions—Market disruption events and adjustments.”

*
The physical delivery amount, the initial underlier value and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—American Depositary Shares and Deposit Agreements” and “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

Barclays Capital Inc.

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Contingent Income Auto-Callable Securities due June 16, 2017
Based on the Performance of the American Depositary Shares of Vale S.A.
Principal at Risk Securities

Additional Terms of the Securities
You should read this document together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013 relating to our Global Medium-Term Notes, Series A, of which the securities are a part. This document, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated July 19, 2013:

http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

Prospectus supplement dated July 19, 2013:

http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this document, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

The securities constitute Barclays Bank PLC’s direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates, and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables such as market benchmarks, our appetite for borrowing, and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities may be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is expected to be less than the initial issue price of the securities. The difference between the initial issue price of the securities and our estimated value of the securities is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately three months after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 9 of this document.

You may revoke your offer to purchase the securities at any time prior to the pricing date. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their pricing date. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

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Contingent Income Auto-Callable Securities due June 16, 2017
Based on the Performance of the American Depositary Shares of Vale S.A.
Principal at Risk Securities

Investment Summary
Contingent Income Auto-Callable Securities
Principal at Risk Securities

The Contingent Income Auto-Callable Securities due June 16, 2017  Based on the Performance of the American Depositary Shares of Vale S.A., which we refer to as the securities, provide an opportunity for investors to earn a contingent quarterly payment, which is an amount equal to at least $0.275 (at least 2.75% of the stated principal amount), with respect to each quarterly determination date on which the closing price of the underlier is greater than or equal to 75% of the initial underlier value, which we refer to as the downside threshold level.  The actual contingent quarterly payment will be determined on the pricing date.  It is possible that the closing price of the underlier could remain below the downside threshold level for extended periods of time or even throughout the term of the securities so that you may receive no contingent quarterly payments on certain contingent payment dates or potentially no contingent quarterly payments at all over the term of the securities.

If the closing price of the underlier is greater than or equal to the initial underlier value on any determination date other than the final determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date, in which case investors will earn no further contingent quarterly payments. If the securities have not previously been redeemed and the final underlier value is greater than or equal to the downside threshold level, the payment at maturity will also be the sum of the stated principal amount and the contingent quarterly payment with respect to the final determination date. However, if the securities have not previously been redeemed and the final underlier value is less than the downside threshold level, investors will be exposed to the decline in the closing price of the underlier, as compared to the initial underlier value, on a 1 to 1 basis and receive at our option per $10 security (i) a number of shares of the underlier equal to the exchange ratio as of the final determination date or (ii) the cash value of such shares as of the final determination date determined as follows: the exchange ratio times the final underlier value. The value of such shares (or that cash) will be less than 75% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly payment. In addition, investors will not participate in any appreciation of the underlier.

Key Investment Rationale

The securities offer investors an opportunity to earn a contingent quarterly payment of at least $0.275 (at least 2.75% of the stated principal amount) with respect to each determination date on which the closing price of the underlier is greater than or equal to 75% of the initial underlier value, which we refer to as the downside threshold level.  The actual contingent quarterly payment will be determined on the pricing date.  If, on any determination date other than the final determination date, the closing price of the underlier is greater than or equal to the initial underlier value, the securities will be automatically redeemed prior to maturity for the stated principal amount per security plus the applicable contingent quarterly payment. The following scenarios reflect the potential payments, if any, on the securities:

Scenario 1
On any determination date other than the final determination date, the closing price of the underlier is greater than or equal to the initial underlier value.
▪     The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.
▪     Investors will not participate in any appreciation of the underlier from the initial underlier value and will earn no further contingent quarterly payments.

Scenario 2
The securities are not automatically redeemed prior to maturity and the final underlier value is greater than or equal to the downside threshold level.
▪     The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date.
▪     Investors will not participate in any appreciation of the underlier from the initial underlier value.

Scenario 3
The securities are not automatically redeemed prior to maturity and the final underlier value is less than the downside threshold level.
▪     The payment due at maturity will be at our option per $10 security (i) a number of shares of the underlier equal to the exchange ratio, as of the final determination date, or (ii) the cash value of those shares as of the final determination date determined as follows: the exchange ratio times the final underlier value. Investors will lose some and may lose all of their principal in this scenario.

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Contingent Income Auto-Callable Securities due June 16, 2017
Based on the Performance of the American Depositary Shares of Vale S.A.
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on the closing price of the underlier on the determination dates.

Diagram #1: Determination Dates Prior to the Final Determination Date

Diagram #2: Payment at Maturity If No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

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Contingent Income Auto-Callable Securities due June 16, 2017
Based on the Performance of the American Depositary Shares of Vale S.A.
Principal at Risk Securities

Hypothetical Examples
The numbers appearing in the following table and examples may have been rounded for ease of analysis. The below examples are based on the following terms:*

Hypothetical Initial Underlier Value:	$100.00
Hypothetical Downside Threshold Level:	$75.00, which is 75% of the hypothetical initial underlier value
Hypothetical Exchange Ratio:	0.10000, which is the stated principal amount per security divided by the hypothetical initial underlier value
Hypothetical Contingent Quarterly Payment:	$0.275 (2.75% of the stated principal amount). The actual contingent quarterly payment will be set on the pricing date and will be at least 2.75% of the stated principal amount.
Stated Principal Amount:	$10 per security
* Terms used for purposes of these hypothetical examples may not represent the actual initial underlier value, downside threshold level, exchange ratio or contingent quarterly payment applicable to the securities.  In particular, the hypothetical initial underlier value of $100.00 used in these examples has been chosen for illustrative purposes only and may not represent a likely actual initial underlier value.  Please see “Vale S.A. Overview” below for recent actual values of the underlier.  The actual initial underlier value, downside threshold level, exchange ratio and contingent quarterly payment applicable to the securities will be determined on the pricing date.

The examples below assume that the securities will be held until maturity or earlier redemption and do not take into account the tax consequences of an investment in the securities.
In Examples 1 and 2, the closing price of the underlier fluctuates over the term of the securities and the closing price of the underlier is greater than or equal to the hypothetical initial underlier value of $100.00 on one of the first eleven determination dates (the actual initial underlier value  will be determined on the pricing date). Because the closing price of the underlier is greater than or equal to the initial underlier value on one of the first eleven determination dates, the securities are automatically redeemed following the relevant determination date. In Examples 3 and 4, the closing price of the underlier on the first eleven determination dates is less than the initial underlier value, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.
	Example 1			Example 2
Determination Dates	Hypothetical Closing Price	Contingent Quarterly Payment (per $10.00 security)	Early Redemption Payment (per $10.00 security)	Hypothetical Closing Price	Contingent Quarterly Payment (per $10.00 security)	Early Redemption Payment (per $10.00 security)
#1	$65.00	$0	N/A	$95.00	$0.275	N/A
#2	$100.00	—*	$10.275	$50.00	$0	N/A
#3	N/A	N/A	N/A	$65.00	$0	N/A
#4	N/A	N/A	N/A	$70.00	$0	N/A
#5	N/A	N/A	N/A	$80.00	$0.275	N/A
#6	N/A	N/A	N/A	$75.00	$0.275	N/A
#7	N/A	N/A	N/A	$70.00	$0	N/A
#8	N/A	N/A	N/A	$95.00	$0.275	N/A
#9	N/A	N/A	N/A	$80.00	$0.275	N/A
#10	N/A	N/A	N/A	$125.00	—*	$10.275
#11	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A			N/A
* The early redemption payment includes the unpaid contingent quarterly payment with respect to the determination date on which the closing price of the underlier is greater than or equal to the initial underlier value and the securities are redeemed as a result.

In Example 1, the securities are automatically redeemed following the second determination date, as the closing price of the underlier on the second determination date is equal to the initial underlier value. Following the second determination date, you receive the early redemption payment, calculated as follows: stated principal amount + contingent quarterly payment = $10 + $0.275 = $10.275

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Contingent Income Auto-Callable Securities due June 16, 2017
Based on the Performance of the American Depositary Shares of Vale S.A.
Principal at Risk Securities

In this example, the early redemption feature limits the term of your investment to approximately 6 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments.

In Example 2, the securities are automatically redeemed following the tenth determination date, as the closing price of the underlier on the tenth determination date is greater than the initial underlier value. As the closing prices of the underlier on the first, fifth, sixth, eighth and ninth determination dates are greater than or equal to the downside threshold level, you receive the contingent quarterly payment of $0.275 with respect to such determination dates. Following the tenth determination date, you receive an early redemption payment of $10.275, which includes the contingent quarterly payment with respect to such determination date.

In this example, the early redemption feature limits the term of your investment to approximately 30 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments. Further, although the underlier has appreciated by 25% from its initial underlier value on the tenth determination date, you only receive $10.275 per security and do not benefit from such appreciation.

	Example 3			Example 4
Determination Dates	Hypothetical Closing Price	Contingent Quarterly Payment (per $10.00 security)	Early Redemption Payment (per $10.00 security)	Hypothetical Closing Price	Contingent Quarterly Payment (per $10.00 security)	Early Redemption Payment (per $10.00 security)
#1	$65.00	$0	N/A	$45.00	$0	N/A
#2	$70.00	$0	N/A	$60.00	$0	N/A
#3	$60.00	$0	N/A	$57.50	$0	N/A
#4	$55.00	$0	N/A	$65.00	$0	N/A
#5	$45.00	$0	N/A	$70.00	$0	N/A
#6	$40.00	$0	N/A	$60.00	$0	N/A
#7	$45.00	$0	N/A	$65.00	$0	N/A
#8	$55.00	$0	N/A	$55.00	$0	N/A
#9	$62.50	$0	N/A	$45.00	$0	N/A
#10	$50.00	$0	N/A	$67.50	$0	N/A
#11	$65.00	$0	N/A	$65.00	$0	N/A
Final Determination Date	$50.00	$0	N/A	$75.00	—*	N/A
Payment at Maturity	$5.00			$10.275
* The final contingent quarterly payment, if any, will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final underlier value.

In Example 3, the closing price of the underlier remains below the downside threshold level throughout the term of the securities. As a result, you do not receive any contingent quarterly payments during the term of the securities and, at maturity, you are fully exposed to the decline in the closing price of the underlier. As the final underlier value is less than the downside threshold level, investors will receive per $10 security a number of shares of the underlier equal to the exchange ratio or the cash value thereof, calculated as follows:

the cash value of 0.10000 shares of the underlier = the exchange ratio times the final underlier value = 0.10000 × $50.00
 = $5.00
In this example, the value of shares and/or cash you receive at maturity is significantly less than the stated principal amount.

In Example 4, the closing price of the underlier decreases to a final underlier value of $75.00. Although the final underlier value is less than the initial underlier value, because the final underlier value is still not less than the downside threshold level, you receive the stated principal amount plus a contingent quarterly payment with respect to the final determination date. Your payment at maturity is calculated as follows:

$10 + $0.275 = $10.275

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Contingent Income Auto-Callable Securities due June 16, 2017
Based on the Performance of the American Depositary Shares of Vale S.A.
Principal at Risk Securities

In this example, although the final underlier value represents approximately a 25% decline from the initial underlier value, you receive the stated principal amount per security plus the contingent quarterly payment, equal to a total payment of $10.275 per security at maturity.

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Contingent Income Auto-Callable Securities due June 16, 2017
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Principal at Risk Securities

Risk Factors

An investment in the securities involves significant risks. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. Investing in the securities is not equivalent to investing directly in the underlier. The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” in the prospectus supplement, including the risk factors discussed under the following headings:

o	“Risk Factors—Risks Relating to All Securities”;

o	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;

o	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”;

o	“Risk Factors—Additional Risks Relating to Securities Which We May Call or Redeem (Automatically or Otherwise)”; and

o
“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds.”

▪
The securities do not guarantee the return of any principal or the payment of regular interest. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final underlier value is less than the downside threshold level, you will be exposed to the decline in the closing price of the underlier, as compared to the initial underlier value, on a 1 to 1 basis and you will receive for each security that you hold at maturity a number of shares of the underlier equal to the exchange ratio as of the final determination date (or, at our option, the cash value of such shares as of the final determination date). The value of those shares (or that cash) will be less than 75% of the stated principal amount and could be zero.

▪
Credit of Issuer. The securities are senior unsecured debt obligations of the Issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and are not guaranteed by a third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

▪
You will not receive any contingent quarterly payment for any quarterly period where the closing price of the underlier is less than the downside threshold level. A contingent quarterly payment will be made with respect to a quarterly period only if the closing price of the underlier is greater than or equal to the downside threshold level applicable on the determination date.  If the closing price of the underlier remains below the downside threshold level on each determination date over the term of the securities, you will not receive any contingent quarterly payments.

▪
Early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to reinvest in a lower interest rate environment. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities in a comparable investment with a similar level of risk in the event the securities are called prior to the maturity date.

▪
Contingent repayment of principal applies only at maturity. You should be willing to hold the securities to maturity. If you sell the securities prior to maturity in the secondary market, if any, you may have to sell the securities at a loss relative to your initial investment even if the price of the underlier is above the downside threshold level.

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Investors will not participate in any appreciation in the value of the underlier. Investors will not participate in any appreciation in the value of the underlier from the initial underlier value, and the return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination date on which the closing price of the underlier is greater than or equal to the downside threshold level. It is possible that the closing price of the underlier could be below the downside threshold level on most or all of the determination dates so that you will receive few or no contingent quarterly payments. If you do not earn sufficient contingent quarterly payments over the term of the securities, the overall return on the

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securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪
The securities will not be listed on any securities exchange and secondary trading may be limited. There may be little or no secondary market for the securities. We do not intend to list the securities on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the securities in the secondary market but are not required to do so and may cease any such market making activities at any time. Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price, if any, at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities.  In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the securities (as described on the cover page of this document), which may inhibit the development of a secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

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Potential adverse economic interest of the calculation agent.  The economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities.  As calculation agent, Barclays Bank PLC will determine the initial underlier value, the downside threshold level, the final underlier value, whether the contingent quarterly payment will be paid on each contingent payment date, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred, whether to make any adjustments to the initial underlier value or other variables and the payment that you will receive upon an automatic early redemption or at maturity, if any. Determinations made by Barclays Bank PLC, in its capacity as calculation agent, including with respect to the occurrence or nonoccurrence of market disruption events, and adjustments, may affect the payout to you upon an automatic early redemption or at maturity.

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Suitability of the securities for investment. You should reach a decision to invest in the securities after carefully considering, with your advisors, the suitability of the securities in light of your investment objectives and the specific information set out in this document, the prospectus supplement, and the prospectus. Neither the Issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the securities for investment.

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The contingent quarterly payment is based solely on the closing price of the underlier on the determination dates. Whether the contingent quarterly payment will be made with respect to a determination date will be based on the closing price of the underlier on such determination date.  As a result, you will not know whether you will receive the contingent quarterly payment until the related determination date. Moreover, because the contingent quarterly payment is based solely on the closing price of the underlier on a specific determination date, if such closing price is less than the downside threshold level, you will not receive any contingent quarterly payment with respect to such determination date, even if the closing price of the underlier was higher on other days during the term of the securities.

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Higher contingent quarterly payments are generally associated with a greater risk of loss. Greater expected volatility with respect to the underlier reflects a higher expectation as of the pricing date that the price of the underlier could close below the downside threshold level on the determination dates.  This greater expected risk will generally be reflected in a higher contingent quarterly payment with respect to the securities.  However, while the contingent quarterly payment is set on the pricing date, the underlier’s volatility may change significantly over the term of the securities.  The price of the underlier for your securities could fall sharply, which could result in a significant loss of principal.

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Investing in the securities is not equivalent to investing in the American depositary shares of Vale S.A. Investors in the securities will not own the underlier or have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlier.

▪
No affiliation with Vale S.A. Vale S.A. is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Vale S.A. in connection with this offering.

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Single equity risk. The price of the underlier can rise or fall sharply due to factors specific to the underlier and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of the underlier.

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We may engage in business with or involving Vale S.A. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Vale S.A. without regard to your interests and thus may acquire non-public information about Vale S.A. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Vale S.A., which may or may not recommend that investors buy or hold the underlier.

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The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlier. Barclays Bank PLC, as calculation agent, will adjust the amount payable at maturity for certain corporate events affecting the underlier, such as stock splits and stock dividends, and certain other corporate actions involving the issuer of the underlier, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlier. For example, the calculation agent is not required to make any adjustments if the issuer of the underlier or anyone else makes a partial tender or partial exchange offer for the underlier, nor will adjustments be made following the final determination date. If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the securities may be materially and adversely affected.

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Risks associated with non-U.S. companies. An investment linked to the value of securities issued by non-U.S. companies, such as the American depositary shares of Vale S.A., which are issued by a company incorporated under the laws of of Brazil with its principal executive offices and primary operations located in Brazil, involves risks associated with such countries of organization and operation. The prices of such company’s securities may be affected by political, economic, financial and social factors in such countries, including changes in such countries’ government, economic and fiscal policies, currency exchange laws or other laws or restrictions.

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There are important differences between the American depositary shares and the common shares of Vale S.A. You should be aware that your return on the securities is linked to the price of American depositary shares representing the common shares of Vale S.A. and not the underlying common shares of Vale S.A. There are important differences between the rights of holders of American depositary shares and the rights of holders of the common shares. Each American depositary share is a security evidenced by American depositary receipts, one of which represent one common share of Vale S.A. The American depositary shares are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the relevant non-U.S. issuer, and holders of the American depositary shares, which may be different from the rights of holders of the common shares. For example, a company may make distributions in respect of common shares that are not passed on to the holders of its American depositary shares. Any such differences between the rights of holders of the American depositary shares and the rights of holders of the common shares of Vale S.A. may be significant and may materially and adversely affect the value of the American depositary shares and, as a result, the value of your securities.

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Exchange rate risk. Because American depositary shares are denominated in U.S. dollars but represent non-U.S. equity securities that are denominated in a non-U.S. currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may result in reduced returns for the securities.

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The securities are subject to risks associated with non-U.S. securities markets. Because non-U.S. equity securities underlying the American depositary shares of Vale S.A. may be publicly traded in the applicable non-U.S. countries and are denominated in currencies other than U.S. dollars, investments in the securities involve particular risks. For example, the non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the non-U.S. issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, non-U.S. markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. securities markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the United

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States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

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Emerging markets risk. An investment linked to securities issued by companies that are organized in or do all or a substantial portion of their business in emerging markets, such as the securities, involves many risks beyond those involved in an investment linked to securities issued by companies that are organized in or do business primarily in developed markets, including, but not limited to: economic, social, political, financial and military conditions in the emerging markets, including especially political uncertainty and financial instability; the increased likelihood of restrictions on export or currency conversion in the emerging markets; the greater potential for an inflationary environment in the emerging markets; the possibility of nationalization or confiscation of assets; the greater likelihood of regulation by the national, provincial and local governments of the emerging market countries, including the imposition of currency exchange laws and taxes; and less liquidity in emerging market currency markets than in those of developed markets. The currencies of emerging markets may be more volatile than those of developed markets and may be affected by political and economic developments in different ways than developed markets. Moreover, the emerging market economies may differ favorably or unfavorably from developed market economies in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

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In some circumstances, the payment you receive on the securities may be based on the stock of another company and not the underlier. Following certain corporate events relating to the issuer of the underlier where the issuer is not the surviving entity, your return on the securities paid by Barclays Bank PLC may be based on the shares of a successor to the respective underlier issuer or any cash or any other assets distributed to holders of the underlier in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the securities. For more information, see the sections “Reference Assets—Equity Securities—American Depositary Shares and Deposit Agreements” and “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” of the prospectus supplement.

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Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the securities. Hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities could adversely affect the value of the underlier and, as a result, could decrease the amount an investor may receive on the securities at maturity. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial underlier value and, as a result, the downside threshold level, which is the price at or above which the underlier must close on each determination date in order for you to earn a contingent quarterly payment or, if the securities are not called prior to maturity, in order for you to avoid being exposed to the negative price performance of the underlier at maturity.  Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of the underlier on the determination dates and, accordingly, whether investors will receive one or more contingent quarterly payments, whether the securities are automatically called prior to maturity and, if the securities are not called prior to maturity, the payout to you at maturity.

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Market price will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which Barclays Bank PLC may be willing to purchase or sell the securities in the secondary market. Although we expect that generally the closing price of the underlier on any day will affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlier,

o	whether the closing price has been below the downside threshold level on any determination date,

o	dividend rates on the underlier,

o	interest and yield rates in the market,

o	time remaining until the securities mature,

o	supply and demand for the securities,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlier and which may affect the final underlier value,

o	the occurrence of certain events affecting the underlier that may or may not require an adjustment of the initial underlier value or other variables, and

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o	any actual or anticipated changes in our credit ratings or credit spreads.

The price of the underlier may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen.  See “Vale S.A. Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

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The estimated value of your securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above may be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

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The estimated value of your securities is expected to be lower than the initial issue price of your securities. The estimated value of your securities on the pricing date is expected to be lower, and may be significantly lower, than the initial issue price of your securities. The difference between the initial issue price of your securities and the estimated value of the securities is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

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The estimated value of the securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

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The estimated value of your securities is not a prediction of the prices at which you may sell your securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your securities and may be lower than the estimated value of your securities. The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the initial issue price of your securities. As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the maturity date could result in a substantial loss to you.

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The temporary price at which we may initially buy the securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your securities. Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

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We and our affiliates may engage in various activities or make determinations that could materially affect your securities in various ways and create conflicts of interest. We and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation. Additionally, the role played by Barclays Capital Inc., as a dealer in the securities, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell these securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the securities. Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the securities. Such market making, trading activities, other investment banking and financial services may negatively impact the value of the securities. Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities.

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Tax treatment. Significant aspects of the tax treatment of the securities are uncertain.  You should consult your tax advisor about your tax situation.  See “Additional provisions—Tax considerations” below.

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Vale S.A. Overview

According to publicly available information, Vale S.A. (the “Company”), a Brazilian company, is a metals and mining company.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-15030. The Company’s American depositary shares are listed on the New York Stock Exchange under the ticker symbol “VALE.”

You are urged to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act,” and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act,” are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by the company issuing the underlier can be located by reference to the underlier’s SEC file number specified above.

The summary information above regarding the Company comes from the Company’s SEC filings. You are urged to refer to the SEC filings made by the Company and to other publicly available information (such as the Company’s annual report) to obtain an understanding of the Company’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information obtained from outside sources.

Information about the underlier as of market close on June 5, 2014:

Bloomberg Ticker Symbol:	VALE	52 Week High:	$17.08
Current Price:	$12.74	52 Week Low:	$12.42
52 Weeks Ago:	$14.55

The following table sets forth the published high, low and period end closing prices of the underlier for each quarter for the period of January 2, 2008 through June 5, 2014. The associated graph shows the closing prices of the underlier for each day in the same period. The closing price of the underlier on June 5, 2014 was $12.74. We obtained the information in the table and graph below from Bloomberg, L.P., without independent verification. These historical closing prices may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.  We cannot give you assurance that the performance of the underlier will result in the return of any of your initial investment.  The historical performance of the underlier should not be taken as an indication of the future performance of the underlier during the term of the securities.

American Depositary Shares of Vale S.A.	High	Low	Period End
2008
First Quarter	$37.22	$26.57	$34.64
Second Quarter	$43.91	$34.44	$35.82
Third Quarter	$34.50	$16.70	$19.15
Fourth Quarter	$18.61	$8.80	$12.11
2009
First Quarter	$17.70	$11.90	$13.30
Second Quarter	$20.83	$13.82	$17.63
Third Quarter	$23.28	$15.88	$23.13
Fourth Quarter	$29.53	$22.30	$29.03
2010
First Quarter	$32.29	$25.18	$32.19
Second Quarter	$34.55	$23.98	$24.35
Third Quarter	$31.27	$24.34	$31.27
Fourth Quarter	$34.65	$31.47	$34.57

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American Depositary Shares of Vale S.A.	High	Low	Period End
2011
First Quarter	$37.08	$31.04	$33.35
Second Quarter	$34.27	$29.40	$31.95
Third Quarter	$33.55	$22.80	$22.80
Fourth Quarter	$26.62	$20.51	$21.45
2012
First Quarter	$26.61	$22.36	$23.33
Second Quarter	$23.93	$17.93	$19.85
Third Quarter	$20.59	$15.88	$17.90
Fourth Quarter	$20.96	$17.11	$20.96
2013
First Quarter	$21.49	$16.98	$17.29
Second Quarter	$18.25	$12.94	$13.15
Third Quarter	$16.81	$12.63	$15.61
Fourth Quarter	$17.08	$14.43	$15.25
2014
First Quarter	$14.73	$12.42	$13.83
Second Quarter (through June 5, 2014)	$15.07	$12.62	$12.74

Vale S.A. American depositary shares – daily closing prices January 2, 2008 to June 5, 2014

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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Additional Information about the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional provisions:
Record date:	One business day prior to the related contingent payment date.
No fractional shares:
At maturity, if the payment on the securities, if any, is to be made in shares of the underlier, we will deliver the number of shares of the underlier due with respect to the securities, as described above, but we will pay cash in lieu of delivering any fractional share of the underlier in an amount equal to the corresponding fractional closing price of such fraction of a share of the underlier, as determined by the calculation agent as of the final determination date.

Postponement of maturity date and contingent payment dates:
The maturity date and any contingent payment date will be postponed if the relevant determination date is postponed due to the occurrence or continuance of a market disruption event with respect to the underlier on such relevant determination date. In such a case, the contingent payment date or maturity date, as the case may be, will be postponed by the same number of business days from but excluding the originally scheduled determination date. See “Terms of the Notes—Maturity Date” in the accompanying prospectus supplement and “Market disruption events and adjustments” below.

Postponement of determination dates:
Each determination date may be postponed due to the occurrence or continuance of a market disruption event on such date.  See “Market disruption events and adjustments” below.  Notwithstanding anything to the contrary in the accompanying prospectus supplement, each determination date, including the final determination date, may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.

Market disruption events and adjustments:
The calculation agent will adjust any variable described in this document, including but not limited to the maturity date, any determination date, the initial underlier value, the final underlier value, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement:

•    For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset”; and

•    For a description of further adjustments that may affect the underlier and events that may result in the acceleration of the maturity date, see “Reference Assets—Equity Securities—American Depositary Shares and Deposit Agreements” and “Reference Assets—Equity Securities— Share Adjustments Relating to Securities with an Equity Security as the Reference Asset.”

Minimum ticketing size:	$1,000 / 100 securities
Tax considerations:	You should review carefully the sections entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” in the accompanying prospectus supplement. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith. This discussion does not address the U.S. federal income tax consequences of the ownership or disposition of the underlier that you may receive at maturity. You should consult your tax advisor regarding the potential U.S. federal tax consequences of the ownership and disposition of the underlier.

In determining our reporting responsibilities, if any, we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” in the accompanying prospectus supplement. Our special tax counsel, Davis Polk & Wardwell LLP, has advised that it believes this treatment to be reasonable, but that there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt.

Sale, exchange or redemption of a security. Assuming the treatment described above is respected, and except as described below, upon a sale or exchange of the securities (including redemption for cash upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference

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Principal at Risk Securities

between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities (assuming contingent quarterly payments are properly treated as ordinary income, consistent with the position referred to above).  This gain or loss should be short-term capital gain or loss unless you hold the securities for more than one year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the securities at the issue price.  The deductibility of capital losses is subject to limitations.  If you sell your securities between the time your right to a contingent quarterly payment is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the contingent quarterly payment.  Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a determination date but that can be attributed to an expected contingent quarterly payment could be treated as ordinary income.  You should consult your tax advisor regarding this issue.

If you receive shares of the underlier upon the maturity of your securities, you should be deemed to have applied the purchase price of your securities toward the purchase of the shares of the underlier you receive.  You should not recognize gain or loss with respect to the shares of the underlier you receive.  Instead, assuming contingent quarterly payments are properly treated as ordinary income, consistent with the position described above, your basis in the shares (including any fractional share) should equal the price you paid to acquire your securities, and that basis should be allocated proportionately among the shares.  Your holding period for the underlier should begin on the day after receipt.  With respect to any cash received in lieu of a fractional share of the underlier, you should recognize capital gain or loss in an amount equal to the difference between the amount of the cash received and the tax basis allocable to the fractional share.

As noted above, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected.  In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect.  You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders.  Insofar as we have responsibility as a withholding agent, we do not currently intend to treat contingent quarterly payments to non-U.S. holders (as defined in the accompanying prospectus supplement) as subject to U.S. withholding tax.  However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement.  If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Trustee:	The Bank of New York Mellon
Calculation agent:	Barclays Bank PLC
Use of proceeds and hedging:
The net proceeds we receive from the sale of the securities will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.
We, through our subsidiaries or others, hedge our anticipated exposure in connection with the securities by taking positions in futures and options contracts on the underlier and any other securities or instruments we may wish to use in connection with such hedging.  Trading and other transactions by us or our affiliates could affect the level, value or price of reference assets and their components, the market value of the securities or any amounts payable on the securities. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Employee Retirement Income Security Act” starting on page S-120 in the accompanying prospectus supplement.

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Contingent Income Auto-Callable Securities due June 16, 2017
Based on the Performance of the American Depositary Shares of Vale S.A.
Principal at Risk Securities

Contact:
Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This document represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying prospectus and prospectus supplement for this offering, which can be accessed via the hyperlinks on the cover page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.225 for each security they sell.

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